Filed Pursuant to Rule 424(b)(3)
Registration No. 333-282836

PROSPECTUS

BIOVENTUS INC.

$200,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Units

35,038,052 Shares

Class A Common Stock

Offered by the Selling Securityholders

We may offer and sell up to $200,000,000 in the aggregate of the securities identified above, and the selling securityholders may offer and sell up to 35,038,052 shares in the aggregate of our Class A common stock, par value $0.001 per share, including shares of our Class A common stock issuable upon the redemption of common membership interests, or LLC Interests, of our subsidiary, Bioventus LLC, for an equivalent number of shares of our Class A common stock (and the cancellation of such selling securityholders’ shares of our Class B common stock, par value $0.001 per share, on a one-for-one basis with the number of LLC Interests so redeemed), in each case, from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our Class A common stock by the selling securityholders.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. In addition, in connection with certain offers and sales of securities by the selling securityholders, we and the selling securityholders will provide, if applicable, a prospectus supplement to this prospectus containing specific information about the offering by the selling securityholders and the amounts, prices and terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our Class A common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “BVS.” On November 1, 2024, the last reported sale price of our Class A common stock on The Nasdaq Global Select Market was $13.58 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $200,000,000 and the selling securityholders may, from time to time, sell up to 35,038,052 shares of Class A common stock in one or more offerings as described in this prospectus. Each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Bioventus,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Bioventus Inc. and its consolidated subsidiaries, including Bioventus LLC, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

This prospectus and the documents incorporated by reference include our trademarks and trade names that we own or license, and our logos. This prospectus and the documents incorporated by reference also include trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without any “™” or “®” symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. All statements other than statements of historical facts contained in this prospectus supplement, including any statements regarding our future financial results and liquidity, business strategy and market position and growth, including, without limitation, expectations relating to the potential divesture of our Advanced Rehabilitation business, potential expansion of our product pipeline and research and development investment, cost savings initiatives, new therapy launches, expected timelines for clinical trial results and other development milestones, expected contractual obligations and capital expenditures, recent dispositions of non-core assets, our domestic and international operations and expected financial performance and condition, and impacts of the COVID-19 pandemic, inflation and ongoing conflicts involving Israel and Russia. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “might,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “seek,” “would” or “continue,” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following: we might not meet certain of our debt covenants under our Credit and Guaranty Agreement and might be required to repay our indebtedness; risks associated with the potential divestiture of our Advanced Rehabilitation Business and expected impacts on our business; restrictions on operations and other costs associated with our indebtedness; the risk that previously identified material weaknesses or new material weaknesses could adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner; our ability to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; we maintain cash at financial institutions, often in balance that exceed federally insured limits; we are subject to securities class action litigation and may be subject to similar or other litigation in the future, which will require significant management time and attention, result in significant legal expenses or costs not covered by our insurers, and may result in unfavorable outcomes; our ability to maintain our competitive position depends on our ability to attract, retain and motivate our senior management team and highly qualified personnel; we are highly dependent on a limited number of products; our long-term growth depends on our ability to develop, acquire and commercialize new products, line extensions or expanded indications; we may be unable to successfully commercialize newly developed or acquired products or therapies in the United States; demand for our existing portfolio of products and any new products, line extensions or expanded indications depends on the continued and future acceptance of our products by physicians, patients, third-party payers and others in the medical community; the proposed down classification of non-invasive bone growth stimulators, including our Exogen system, by the U.S. Food and Drug Administration, or FDA, could increase future competition for bone growth stimulators and otherwise adversely affect the Company’s sales of Exogen; failure to achieve and maintain adequate levels of coverage and/or reimbursement for our products or future products, the procedures using our products, such as our hyaluronic acid, or HA, viscosupplements, or future products we may seek to commercialize; pricing pressure and other competitive factors; governments outside the United States might not provide coverage or reimbursement of our products; we compete and may compete in the future against other companies, some of which have longer operating histories, more established products or greater resources than we do; if our HA products are reclassified from medical devices to drugs in the United States by the FDA, it could negatively impact our ability to market these products and may require that we conduct costly additional clinical studies to support current or future indications for use of those products; our failure to properly manage our anticipated growth and strengthen our brands; risks related to product liability claims; fluctuations in demand for our products; issues relating to the supply of our products, potential supply chain disruptions, and the increased cost of parts and components used to manufacture our products due to inflation; our reliance on a limited number of third-party manufacturers to manufacture certain of our products; if our facilities are damaged or become inoperable, we will be unable to continue to research, develop and manufacture certain of our products; economic, political, regulatory and other risks related to international sales, manufacturing and operations; failure to maintain contractual relationships; security breaches, unauthorized access to our disclosure of information, cyberattacks, or other incidents, or the perception that confidential information in our or our vendors’ or service providers’ possession or control is not secure; failure of key information technology and communications systems, process or sites; risks related to our debt and future capital needs; failure to comply with extensive governmental regulation relevant to us and our products; we may be subject to enforcement action if we engage in improper claims submission practices and resulting audits or denials of our claims by government agencies could reduce our net sales or profits; the FDA regulatory process is expensive, time-consuming and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our products; if clinical studies of our future product candidates do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, we will be unable to expand the indications for or commercialize these products; legislative or regulatory reforms; our business may continue to experience adverse impacts as a result of the COVID-19 pandemic or similar epidemics; risks related to intellectual property matters; and other important factors described in Part I. Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023, as may be further updated from time to time in our other filings with the SEC. You are urged to consider these factors carefully in evaluating these forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.bioventus.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than any information therein furnished to, rather than filed with, the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 12, 2024.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2023 and June 29, 2024, filed with the SEC on May 7, 2024 and August 6, 2024.

•	Our Current Reports on Form 8-K filed with the SEC on January 12, 2024, January 19, 2024, June 17, 2024, June 21, 2024, July 19, 2024 and October 4, 2024.

•

The description of our Class  A common stock contained in the our Registration Statement on Form 8-A, filed with the SEC on February 11, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Bioventus Inc.

4721 Emperor Boulevard, Suite 100

Durham, North Carolina 27703

(919) 474-6700

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a global medical device company focused on developing and commercializing clinically differentiated, cost efficient and minimally invasive treatments that engage and enhance the body’s natural healing process. We manage our business through two reporting segments, U.S. and International, which accounted for 88% and 12%, respectively, of our total net sales during the fiscal year ended December 31, 2023.

Our portfolio of products is grouped into three areas:

•	Pain Treatments is comprised of non-surgical pain injection therapies as well as peripheral nerve stimulation products to help the patient get back to their normal activities.

•

Surgical Solutions is comprised of bone graft substitutes that increase bone formation to stimulate bone healing in spinal fusions and other orthopedic surgeries, as well as a portfolio of ultrasonic products used for precise bone cutting and sculpting, soft tissue management (i.e., tumor and liver resections) and tissue debridement, in various surgeries, including minimally invasive applications.

•	Restorative Therapies is comprised of our bone stimulation system.

We filed our certificate of incorporation with the Secretary of State of Delaware on December 22, 2015.

Our principal executive offices are located at 4721 Emperor Boulevard, Suite 100, Durham, North Carolina 27703, and our telephone number is (919) 474-6700.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Notes Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Risks Related to the Selling Securityholders

The issuance of the Class A common stock issuable upon the exchange of LLC Interests will dilute the ownership interests of our Class A common stockholders and the resale of such shares by the selling securityholders could cause the market price of our Class A common stock to fall.

The Bioventus LLC Agreement provides that holders of LLC Interests may, from time to time, exchange their LLC Interests for newly issued shares of our Class A common stock on a one-for-one basis. Of the 35,038,052 shares of our Class A common stock registered for resale by selling securityholders under the registration statement of which this prospectus forms a part, 15,786,737 shares are issuable upon the exchange of outstanding LLC Interests. The issuance of these shares of our Class A common stock would significantly dilute the ownership interest of our Class A common stockholders and the resale of such shares by the selling securityholders, or the perception in the market that the selling securityholders intend to sell such shares, could adversely affect the market price of our Class A common stock.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of Class A common stock being offered by any of the selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	250,000,000 shares of Class A common stock, par value $0.001 per share;

•	50,000,000 shares of Class B common stock, par value $0.001 per share; and

•	10,000,000 shares of preferred stock, par value $0.001 per share.

Class A Common Stock

Voting Rights of Class A Common Stock

Holders of our Class A common stock are entitled to cast one vote per share. Holders of our Class A common stock are not entitled to cumulate their votes in the election of directors.

Voting Rights of Class A Common Stock and Class B Common Stock

At all duly called or convened meetings of stockholders at which a quorum is present, a plurality of votes cast shall be sufficient to elect a director. Each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter. Holders of our Class A common stock and Class B common stock shall vote together as a single class on all matters (or, if any holders of preferred stock are entitled to vote together with the holders of Class A common stock and Class B common stock, as a single class together with such holders of preferred stock). Except as otherwise provided by law, amendments to the Amended and Restated Certificate of Incorporation must be approved by a majority or, in some cases, at least 66 2/3% of the total voting power of all then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. Additionally, any amendment to the Second Amended and Restated Bylaws or the removal of any individual director from office at any time, for cause, shall each require the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of voting stock of the Company entitled to vote generally in an election of directors.

Dividend Rights

Holders of Class A common stock are entitled to share ratably (based on the number of shares of Class A common stock held) if and when any dividend is declared by the board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Liquidation Rights

On our liquidation, dissolution or winding up, each holder of Class A common stock are entitled to a pro rata distribution of any assets available for distribution to common stockholders.

Other Matters

No shares of Class A common stock are subject to redemption or have preemptive rights to purchase additional shares of Class A common stock. Holders of shares of our Class A common stock do not have subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. All the outstanding shares of Class A common stock are validly issued, fully paid and non-assessable.

Class B Common Stock

Issuance of Class B Common Stock with LLC Interests

Shares of Class B common stock will only be issued in the future to the extent necessary to maintain a one-to-one ratio between the number of newly-issued LLC Interests held by Smith & Nephew, Inc., or the Continuing LLC Owner, and the number of shares of Class B common stock issued to the Continuing LLC Owner. Shares of Class B common stock are transferable only together with an equal number of LLC Interests. Shares of Class B common stock will be cancelled on a one-for-one basis if we, at the election of the Continuing LLC Owner, redeem or exchange its LLC Interests pursuant to the terms of the amended and restated limited liability agreement of Bioventus LLC, or the Bioventus LLC Agreement.

Voting Rights of Class B Common Stock

Holders of Class B common stock are entitled to cast one vote per share, with the number of shares of Class B common stock held by the Continuing LLC Owner being equivalent to the number of LLC Interests held by such Continuing LLC Owner. Holders of our Class B common stock are not entitled to cumulate their votes in the election of directors. See “Voting Rights of Class A Common Stock and Class B Common Stock” above for a further description of voting rights of holders of Class B common stock.

Dividend Rights

Holders of our Class B common stock are not entitled to participate in any dividend declared by the board of directors.

Liquidation Rights

On our liquidation, dissolution or winding up, holders of Class B common stock are not entitled to receive any distribution of our assets.

Transfers

Pursuant to the Bioventus LLC Agreement, each holder of Class B common stock agrees that:

•	the holder will not transfer any shares of Class B common stock to any person unless the holder transfers an equal number of LLC Interests to the same person; and

•	in the event the holder transfers any LLC Interests to any person, the holder will transfer an equal number of shares of Class B common stock to the same person.

Other Matters

No shares of Class B common stock have preemptive rights to purchase additional shares of Class B common stock. Holders of shares of our Class B common stock do not have subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class B common stock. All outstanding shares of Class B common stock are validly issued, fully paid and nonassessable.

Preferred Stock

Our Amended and Restated Certificate of Incorporation provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, redemption privileges, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. There are no shares of preferred stock currently outstanding.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.

Exclusive Venue

Our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or stockholders to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware, or DGCL, our Amended and Restated Certificate of Incorporation or our Second Amended and Restated Bylaws, or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery; or (4) any action asserting a claim against us, any director or our officers or employees that is governed by the internal affairs doctrine; provided that the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act of 1934, as amended, or to any claim for which the federal courts have exclusive jurisdiction. The federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Second Amended and Restated Bylaws and Delaware Law

Our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws also contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Global Select Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our Second Amended and Restated Bylaws provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, any committee thereof or the chairperson of the board, or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. Our Amended and Restated Certificate of Incorporation provides that special meetings of the stockholders may be called only by the chairperson of the board of directors, the chief executive officer, the president, the secretary or a resolution adopted by the affirmative vote of the majority of the directors then in office. Our Second Amended and Restated Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice and duration of ownership requirements set forth in our Second Amended and Restated Bylaws and provide us with certain information. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Amended and Restated Certificate of Incorporation provides otherwise. Our Amended and Restated Certificate of Incorporation provides that stockholder action by written consent is permitted only if the action to be effected by such written consent and the taking of such action by such written consent have been previously approved by the board of directors.

Amendment of Amended and Restated Certificate of Incorporation or Second Amended and Restated Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Second Amended and Restated Bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of voting stock of the Company entitled to vote generally in any election of directors. In addition, the affirmative vote of the holders of at least 66- 2/3% of the total voting power of all then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class, is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our amended and restated certificate of incorporation described above.

The foregoing provisions of our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

In addition, we are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Because we have “opted out” of Section 203 of the DGCL in our Amended and Restated Certificate of Incorporation, the statute will not apply to business combinations involving us.

Limitations on Liability and Indemnification of Officers and Directors

Our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our Amended and Restated Certificate of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director derived an improper personal benefit; or

•	improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Corporate Opportunities

In recognition that partners, principals, directors, officers, members, managers and/or employees of EW Healthcare Partners Acquisition Fund, L.P., Smith & Nephew USD Limited, Spindletop Healthcare Capital L.P., White Pine Medical LLC, Pantheon Global Co-Investment Opportunities Fund L.P., AMP-CF Holdings, LLC, and Alta Partners VIII, L.P., or the Original LLC Owners, and their affiliates and investment funds, or the Corporate Opportunity Entities, currently, and may in the future, serve as our directors and/or officers, and that the Corporate Opportunity Entities may engage in activities or lines of business similar to those in which we engage, our Amended and Restated Certificate of Incorporation provides for the allocation of certain corporate opportunities between us and the Corporate Opportunity Entities. Specifically, none of the Corporate Opportunity Entities has any duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business that we do. In the event that any Corporate Opportunity Entity, through its partner, principal, director, officer, member, manager or employee or otherwise, acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and the Corporate Opportunity Entity will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, if a director of our Company who is also a partner, principal, director, officer, member, manager or employee of any Corporate Opportunity Entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us and a Corporate Opportunity Entity, we will not have any expectancy in such corporate opportunity. Messrs. Philip G. Cowdy, Guido J. Neels, Guy P. Nohra and Martin P. Sutter, who serve as directors on our board of directors, are or are affiliated with Original LLC Owners. In the event that any other director of ours acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us we will not have any expectancy in such corporate opportunity unless such potential transaction or matter was presented to such director expressly in his or her capacity as such.

Any amendment to the foregoing provisions of our Amended and Restated Certificate of Incorporation requires the affirmative vote of at least two-thirds of the voting power of all shares of our common stock then outstanding.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in the Court of Chancery in the State of Delaware.

Listing

Our Class A common stock is listed on The Nasdaq Global Select Market under the trading symbol “BVS”.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Stockholders Agreement

In connection with our initial public offering of our Class A common stock in February 2021, or the IPO, we entered into the Stockholders Agreement with EW Healthcare Partners Acquisition Fund, L.P., the Continuing LLC Owner and certain other Original LLC Owners, or the Voting Group, pursuant to which the Voting Group has specified board representation rights, governance rights and other rights.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Bioventus,” “we,” “our” or “us” refer to Bioventus Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving entity or the successor person (if other than Bioventus) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Bioventus and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Bioventus;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of Class A common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or Class A common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Bioventus.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or Class A common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Class A common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Class A common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Class A common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depositary Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS

The selling securityholders listed below and their permitted transferees, pledgees or other successors may from time to time offer the shares of our Class A common stock offered by this prospectus. The table below sets forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock for each of the selling securityholders.

Beneficial ownership is determined in accordance with SEC rules. The information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. To our knowledge, except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Class A common stock and Class B common stock beneficially owned by that person.

In connection with the IPO, we issued Class B common stock to the Continuing LLC Owner on a one-to-one basis with the number of LLC Interests it owns. The Continuing Equity Owner has the right to redeem its LLC Interests for an equivalent number of shares of our Class A common stock, or, if we and the Continuing Owner agree, a cash payment in accordance with the terms of the Bioventus LLC Agreement. In addition, at our election, we may effect a direct exchange of such shares of Class A common stock or such cash (if mutually agreed) for such LLC Interests. In each case, shares of Class B common stock will be cancelled on a one-for-one basis with the number of LLC Interests so redeemed or exchanged.

The number of shares of Class A common stock and Class B common stock outstanding and percentage of beneficial ownership before this offering set forth below is computed on the basis of 65,076,435 shares of our Class A common stock issued and outstanding as of September 30, 2024 and 15,786,737 shares of our Class B common stock issued and outstanding as of September 30, 2024. The number of shares of Class A common stock and Class B common stock and percentage of beneficial ownership after the consummation of this offering set forth below are based on the number of shares to be issued and outstanding immediately after the consummation of this offering. Shares of our Class A common stock that a person has the right to acquire within 60 days of September 30, 2024 (including the right to exchange described above) are deemed outstanding for purposes of computing the percentage ownership of such person’s holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

The selling securityholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our Class A common stock and/or LLC Interests in transactions exempt from the registration requirements of the Securities Act, or in the open market after the date on which they provided the information set forth in the table below. The maximum number of shares of Class A common stock offered hereby assumes, if applicable, that the selling securityholders exchange all of their LLC Interests held on the date on which they provided the information set forth in the table below and we elect to satisfy all exchange requests by issuing only shares of Class A common stock. The selling securityholders may offer for sale all, some or none of the shares of Class A common stock that may be offered pursuant to this prospectus and may do so from time to time during the effectiveness of this registration statement as and when they redeem LLC Interests for shares of Class A common stock. Therefore, it is difficult to estimate with any degree of certainty the aggregate number of shares that the selling securityholders will ultimately offer pursuant to this prospectus or that the selling securityholders will ultimately own upon completion of any offerings to which this prospectus relates.

Information about additional selling securityholders, if any, including their identities and the Class A common stock to be registered on their behalf, may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the selling securityholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus, if and when necessary. Unless otherwise indicated, the address of each selling securityholder listed below is 4721 Emperor Boulevard, Suite 100 Durham, North Carolina 27703.

Our director, Philip G. Cowdy, is the Chief Corporate Development and Corporate Affairs Officer of Smith & Nephew. Our director, Martin P. Sutter, is the founding managing director of EW Healthcare Partners and our director, Guido J. Neels, is an operating partner of EW Healthcare Partners. Other than the foregoing, except as otherwise disclosed in documents incorporated by reference herein, none of the selling stockholders have, or within the past three years have had, any position, office or other material relationship with us.

	Class A Common Stock Beneficially Owned					Class B Common Stock Beneficially Owned				Combined Voting Power(2)

Name of Beneficial Owner	Prior to this Offering		Maximum number of Class A shares that may be offered pursuant to this prospectus(1)	After this Offering		Prior to this Offering		After this Offering		Prior to this Offering	After this Offering
	Number	%		Number	%	Number	%	Number	%	%	%
EW Healthcare Partners (3)	13,021,324	20.0%	13,021,324	—	—	—	—	—	—	16.1%	—
Smith & Nephew (4)	22,016,728	27.2%	22,016,728	—	—	15,786,737	100%	—	—	27.2%	—

(1)

Includes shares of Class A common stock issuable, from time to time, upon the redemption of the LLC Interests for an equivalent number of shares of Class A common stock (and the cancellation of shares of Class B common stock on a one-for-one basis with the number of LLC Interests so redeemed). Each unit of LLC Interests held by the Continuing Owner is redeemable for an equivalent number of shares of our Class A common stock, or, if we and the Continuing Owner agree, a cash payment in accordance with the terms of the Bioventus LLC Agreement. In addition, at our election, we may effect a direct exchange of such shares of Class A common stock or such cash (if mutually agreed) for such LLC Interests. In each case, shares of Class B common stock will be cancelled on a one-for-one basis with the number of LLC Interests so redeemed or exchanged.

(2)

Represents the voting power of each owner based on the voting power held through both the owner’s Class A common stock and Class B common stock deemed to be beneficially owned. Represents percentage of voting power of the Class A common stock, based upon 65,076,435 shares of Bioventus Class A common stock outstanding, and Class B common stock, based upon 15,786,737 shares of Bioventus Class B common stock outstanding on September 30, 2024, voting together as a single class. Each share of Class A common stock entitles the registered holder to one vote per share and each share of Class B common stock entitles the registered holder thereof to one vote per share on all matters as a single class except as required by law or our Amended and Restated Certificate of Incorporation.

(3)

Based on a Schedule 13G/A filed with the SEC on January 22, 2024. Represents 12,096,702 shares of Class A common stock held by EW Healthcare Partners Acquisition Fund, L.P., or the Essex Stockholder, and 924,622 shares of Class A common stock held by White Pine Medical, LLC, a subsidiary of the Essex Stockholder, or White Pine. EW Healthcare Partners Acquisition Fund GP, L.P. and EW Healthcare Partners Acquisition Fund UGP, LLC have sole voting and dispositive power with respect to 13,021,324 shares of Class A common stock. Each of Martin P. Sutter, Petri Vainio, Ron Eastman, and R. Scott Barry have shared voting and dispositive power with respect to the 13,021,324 shares of Class A common stock and disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of the Essex Stockholder and White Pine is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.

(4)

Based on a Schedule 13G filed with the SEC on February 7, 2022. Represents 6,229,991 shares of Class A common stock held by Smith & Nephew USD Limited, or SNUSD, and 15,786,737 shares of Class B common stock held by Smith & Nephew, Inc., or SNI. Smith & Nephew plc, or S+N, is the parent entity of SNUSD, and SNUSD is the parent entity of SNI. SNI also holds 15,786,737 common units of Bioventus LLC which are redeemable for shares of Class A common stock. Upon any such redemption and issuance, a corresponding number of shares of Class B common stock would be cancelled. Each of the foregoing reporting persons reports shared voting and dispositive power with respect to the shares they report as beneficially owned. The address of S+N and SNUSD is Building 5, Croxley Park, Hatters Lane, Watford, Hertfordshire, WD18 8YE, UK. The address of SNI is 1450 E. Brooks Road, Memphis, Tennessee 38116.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we or any of the selling securityholders sell securities covered by this prospectus, we or the selling securityholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities, and the proceeds to us or the selling securityholders, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling securityholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Class A common stock will be listed on The Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Selling Securityholders

In addition to the foregoing, the selling securityholders may sell, transfer or otherwise dispose of some or all of the securities offered by the selling securityholders pursuant to this prospectus, through:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution;

•

trading plans entered into pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales;

•	distribution to employees, members, limited partners or stockholders;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secured debt and other obligations;

•	delayed delivery arrangement;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

Instead of selling the securities pursuant to this prospectus, the selling securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of such securities if they deem the purchase terms to be unsatisfactory at any particular time. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

To the extent securities offered by a selling securityholder pursuant to a prospectus supplement remain unsold, the selling securityholder may offer those securities on different terms pursuant to another prospectus supplement. Sales by the selling securityholders may not require the provision of a prospectus supplement.

The Selling Stockholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Such transferees, pledgees or other successors-in-interest may offer and sell the securities from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include such transferees, pledgees or other successors-in-interest.

The selling securityholders and any broker-dealers or agents involved in selling the selling securityholders’ securities may be deemed to be underwriters within the meaning of the Securities Act and any compensation received by such broker-dealers or agents and any profits realized by the selling securityholders on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We have advised the selling securityholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of their securities.

Any person participating in the distribution of the shares of our Class A common stock will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of the shares of our Class A common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to the shares of our Class A common stock. These restrictions may affect the marketability of our shares and the ability of any person or entity to engage in market-making activities with respect to our shares.

The selling securityholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities. If the selling securityholders default in the performance of secured obligations, the pledgees or secured parties may offer and sell the pledged securities from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgees. Additionally, securities may be exchanged pursuant to this prospectus for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not include brokers or dealers.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Bioventus Inc. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited financial statements as of and for the years ended December 31, 2023 and 2022 of Bioventus Inc. and its subsidiaries incorporated by reference in this prospectus have been so included in reliance on the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.